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                                                                EXHIBIT 23



       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TMP Worldwide Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated November 8, 1996, relating to the consolidated financial statements of Neville Jeffress Australia Pty Limited and Subsidiaries, appearing in the Company's Registration Statement on Form S-1 as amended on December 12, 1996.


                                           BDO NELSON PARKHILL

Sydney, Australia
December 27, 1996


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      CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



TMP Worldwide Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated
March 15, 1996, except for Note 7 which is as of August 29, 1996 and Notes 1 and 2 which are as of December 9, 1996, relating to the consolidated financial statements and schedule to TMP Worldwide Inc. and Subsidiaries and our report dated July 25, 1996 relating to the financial statements of Rogers & Associates Advertising, Inc. appearing in the Company's Registration Statement on Form S-1 as amended on December 12, 1996.


                                           BDO SEIDMAN, LLP


Sydney, Australia
December 27, 1996